UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2024

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in charter)

Delaware	001-40991	82-4270040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 NW 109th Avenue Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 836-6858

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BSFC	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Blue Star Foods Corp. (the “Company”) held a Special Meeting of Stockholders on April 30, 2024 (the “Special Meeting). There were represented at the Special Meeting, by proxy, 17,812,825 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), out of a total number of 28,274,781 shares of Common Stock outstanding and entitled to vote at the Special Meeting. The Company’s stockholders voted on the following two proposals at the Special Meeting, casting their votes as described below.

Proposal 1 – Stock Split Proposal: Proposal No.1 was to approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock, by a ratio of no less than 1-for-2 and no more than 1-for-50, with the exact ratio to be determined by the Company’s Board of Directors in its sole discretion. The proposal was approved.

For	Against	Abstain
14,983,099	2,734,145	95,582

Proposal 2 – Adjournment Proposal: Proposal No. 2 was to approve the adjournment of the Special Meeting if there are insufficient votes at the Special Meeting to approve Proposal No. 1. The proposal was approved.

For	Against	Abstain
15,580,850	2,147,852	84,123

There were no other proposals voted on at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 3, 2024	BLUE STAR FOODS CORP.

	By:	/s/ John Keeler
John Keeler Executive Chairman and Chief Executive Officer